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                        ADVANTAGE PAYROLL SERVICES, INC.
                           ASSOCIATE LICENSE AGREEMENT

THIS AGREEMENT entered into this day of ____________, 20___ between ADVANTAGE PAYROLL SERVICES, INC., a Delaware corporation with offices at 126 Merrow Road, Auburn, Maine, 04211 (referred to as "we" or "us"), and ________________________
_____________________________________________________ (referred to as "you").

                                   WITNESSETH:

     We, as the result of the expenditure of time, skill, effort, and money, have developed and own a unique and distinctive system ("System") relating to the establishment and operation of an Advantage payroll business providing payroll and other business related services including computerized payroll calculation, payroll check issuance, weekly and monthly client reports, and other services.

     The distinguishing characteristics of the System include centralized payroll services, distinctive business image, signs, business cards and letterhead; marketing of the services; distinctive uniform standards, specifications, and procedures for operations; consistency and uniformity of products and services offered; procedures for quality control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by us from time to time;

     We identify the System by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including the mark "Advantage," and such other trade names, service marks, and trademarks as are now designated (and may be designated by us in writing) for use in connection with the System (referred to as "Proprietary Marks");

     We continue to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of services and products we market under the System, and to represent the System's high standards of quality, appearance, and service;

     You desire to enter into the business of operating an Advantage Payroll Services business under our System and wish to obtain a license from us for that purpose, as well as to receive the training and other assistance we provide in connection with the System;

     You understand and acknowledge the importance of our high standards of quality, cleanliness, appearance, and service and the necessity of operating the Licensed Business in conformity with our standards and specifications;

     In consideration of the undertakings and commitments of each party to the other party as specified, we agree as follows:

I.   GRANT
     -----

     A. We grant to you, upon the terms and conditions contained in this Agreement, the right, license and privilege, and you undertake the

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          obligation, to operate an Advantage Payroll Services business
          (referred to as the "Licensed Business") and to use solely in connection with the Proprietary Marks and the System, as they may be changed, improved and further developed from time to time, only at the approved location as provided in Section I.B.

     B.   The street address of the location approved under this Agreement is:
          ______________________________________________________________________
          ("Approved Location"). You may not relocate the Licensed Business without our express prior written consent.

     C. You may sell and service new clients located within the geographic area specified in Attachment A (the "Protected Territory"). You may sell and service new clients located outside of the Protected Territory if they originate from referral sources located within the Protected Territory, but you may not establish a processing office located outside of the Protected Territory. Acceptable referral sources are specified in our Operations Manual. Further, you must restrict all marketing and promotional activity related to the Licensed Business to the Protected Territory. Therefore, you may not solicit business outside of the Protected Territory through the use of an 800 number, the Internet, catalogue, direct mail, telemarketing or any other advertising method. If a new client is sold in the protected territory of another Advantage Payroll Services Franchise Owner, the Franchise Owner in whose territory the client is sold is entitled to a percentage override as specified in our Operations Manual.

     D. During the term of this Agreement, without your prior written consent, we will not establish, or license another person to establish, an Advantage Payroll Services business under the System within the Protected Territory, or directly process new payroll clients located within the Protected Territory, except as specified in Sections I.E and I.F below.

     E. You must add at least an average of 25 net new payroll clients per quarter to the Licensed Business in every 2 successive calendar quarters. If you fail to do so, we may terminate this Agreement under
          Section XIII.B. In the alternative, we may, in our absolute discretion, modify the Protected Territory, directly solicit and process new clients in the Protected Territory, assign one or more additional associates to service clients located within the Protected Territory, and/or require you to participate in a sales management program approved by us.

     F. We retain the right to develop, use and license the use of, within or outside of the Protected Territory, marks other than the proprietary marks for the sale of similar or different products or services, including without limitation the sale of payroll and/or accounting software, on any terms and conditions we may deem advisable, to payroll clients or non-client businesses, without

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          offering you the right to participate or compensating you for any sale in the Protected Territory.

          We retain the right to sell products and services similar to those authorized to be sold by the Licensed Business, using the Proprietary Marks, through dissimilar channels of distribution (including, without limitation, the Internet, private label and National or Regional Accounts), on any terms we deem appropriate, within or outside of the Protected Territory, without offering you the right to participate or compensating you for any sales in the Territory.

          We reserve the right to directly service "existing payroll clients," as that term is defined in Attachment D, located within the Protected Territory. We reserve the right to enter into new contracts to directly service new payroll clients located within the Protected Territory where such new client contracts result from referral sources or contracts involving 10 or more new clients located within or outside the Protected Territory and added at substantially the same time. We reserve the right to enter into new contracts to directly service new clients located within the Protected Territory with 300 or more employees.

          We reserve the right to establish other systems involving similar or different products or services, under marks other than the Proprietary Marks, and to establish company-owned or franchised outlets for those other systems within and outside of the Protected Territory.

II.  TERM AND RENEWAL
     ----------------

     A. Except as otherwise provided, the term of this Agreement will expire 10 years from the date of execution of the License Agreement.

     B. You may, at your option, renew this Agreement for 1 additional term of 10 years, subject to the following conditions which must be met before renewal:

          1. You must give us written notice of your election to renew not less than 6 months nor more than 12 months before the end of the initial term;

          2. You must make or provide for, in a manner satisfactory to us, renovation and modernization of the equipment and premises as we may reasonably require, including renovation of signs, computers, furnishings, fixtures, and decor, to reflect the then-current standards and image of the System;

          3. You must not be in default of any provision, amendment or successor of this Agreement, or any other agreement between you and us or our subsidiaries and affiliates; and you must have substantially complied with all the items and conditions of such agreements during the terms of such Agreement(s);

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          4.   You must have satisfied all monetary obligations owed by you to us and our subsidiaries and affiliates and will have timely met those obligations throughout the term of this Agreement;

          5. You must execute our then-current form of renewal license agreement, which agreement will supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, including a higher fee for company services.

          6. You must execute a general release, in a form prescribed by us, of any and all claims against us and our subsidiaries and affiliates, and their respective officers, directors, agents, and employees.

          7. You must comply with our then-current qualification and training requirements.

III. DUTIES OF COMPANY
     -----------------

          A. We will provide a two-week initial training program in Auburn, Maine, or other designated training facility, as well as a one-week field sales training program in an existing market of our choice, for you (or, if you are a corporation or partnership, for a principal of yours) and to your designated manager, and will make available such other training programs as we deem appropriate. All training provided by us will be subject to the terms specified in Section V.D. of this Agreement. By mutual agreement, training may be divided into two or more sessions and may be completed after you have commenced operations.

          B. We will provide continuing advisory assistance to you in the operation, advertising, and promotion of the Licensed Business as we deem advisable.

          C. We will also provide refresher training programs for you (or, if you are a corporation or partnership, for a principal of yours) and to your manager as we deem appropriate. All refresher training programs provided by us will be subject to the terms specified in Section V.D. of this Agreement.

          D. We will have the right to review and approve or disapprove all advertising and promotional materials which you propose to use.

          E. We will provide you, on loan, one copy of the Operations Manual (referred to as "Manual"), as more fully described in Section VII.

          F. We will provide you, from time to time, as we deem appropriate, advice and written materials concerning techniques of managing and operating the Licensed Business, including new developments and improvements in your computerized equipment and software.

          G. We will establish a banking relationship with a financial institution of our own choosing in order to provide banking services related to System services provided in the Protected Territory.

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     H.   We will seek to maintain the high standards of quality, appearance, and service of the System, and to that end shall conduct, as we deem advisable, inspections of the Licensed Business and evaluations of the products and services rendered. We reserve the right to contact any of your clients directly for any reason that we deem appropriate.

     I. We will provide two bonus programs for you. Under the Starter Bonus Program, we will pay to you a one-time bonus of $5 per employee up to $75 per client for each new client processed during your first twelve months in operation. The Starter Bonus is limited to the first ten clients of a group of ten or more clients that are added at the same time, or substantially the same time, resulting from a single contact or acquisition. Under the Perfect Conversion Program, a bonus of up to $27.50 per client is available to you for prompt collection and transmittal to Our Tax Department of certain historical wage and tax data regarding new clients that have been converted to the Advantage System.

     J. All of our obligations under this Agreement are to you, and no other party is entitled to rely on, enforce, or obtain relief for breach of such obligation, either directly or by subrogation.

IV.  FEES AND ASSOCIATE PAYMENTS
     ---------------------------

     A. You must pay to us an initial license fee of $25,000 upon execution of this Agreement. Alternatively, you may pay a percentage of the initial license fee which will be due upon execution of this agreement (receipt of which is acknowledged by us) and the balance may, at the at our sole discretion, be financed over a period of 4 years, on terms specified in the promissory note attached as Attachment B. The initial license fee will be deemed fully earned and non-refundable in consideration of administrative and other expenses incurred by us in granting this license and for our lost or deferred opportunity to license others.

     B. During the term of this Agreement, we will forward to you gross receipts less fees charged on the work performed for your clients. Gross receipts are collected by us for services provided to your clients and net receipts are remitted by us to you. Your net receipts are calculated by deducting from gross receipts certain fees and charges, payments, price concessions, or other consideration furnished to any endorser approved on a System wide basis, who referred a client to us or you. A schedule of current fees and charges is specified in the Operations Manual. It is the express understanding of the parties that such fees and charges specified in the Operations Manual may change in our sole discretion upon 30 day's written notice to you.

     C. If any national advertising fund for the System is established by us, we will contribute, for use by such fund, a sum we will determine. The national

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          advertising fund will be maintained and administered by us as provided in Section X.B.

     D. All payments required by this Section IV. will be reported to you on a regular basis.

     E. As used in this Agreement, "gross receipts" will include all revenue from the sale of all products and performance of services to your clients and income of every kind and nature related to the Licensed Business; provided, however, that "gross receipts" will not include any sales taxes or other taxes collected from customers by you for transmittal to the appropriate taxing authority. In computing gross receipts, we will deduct the amount of cash refunds to, and revenues on voided payroll checks by, clients, provided such amounts have been included in sales.

     F. The cost of note payments, marketing supplies and other obligations of yours to us may be deducted from required payments to you.

V.   DUTIES OF ASSOCIATE
     -------------------

     A. You understand and acknowledge that every detail of the Licensed Business is important to you, us, and other associates in order to maintain high and uniform operating standards, to increase the demand for the products and services sold by all associates, and to protect our reputation and goodwill.

     B. A Franchise Owner operating as a corporation must comply, except as otherwise approved in writing by us, with the requirements specified in Section XII.C. of this Agreement, and with the following requirements throughout the term of this Agreement:

          1. You must furnish us with your Articles of Incorporation, Bylaws, other governing documents, and any other documents we may reasonable request, and any other related amendments.
          2. You must confine your activities to operating the Licensed Business, and your governing documents, if any, must at all times provide that your activities are confined exclusively to operating the Licensed Business.
          3. You must maintain stop transfer instructions against the transfer on your records of any equity securities; and must issue no securities upon the face of which the following printed legend does not legibly and conspicuously appear:

               "The transfer of this stock is subject to the terms and conditions of a license agreement with Advantage Payroll Services, Inc. dated __________. Reference is made to the provisions of the said License Agreement and to the Articles and Bylaws of this Corporation."

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          4.   You must maintain a current list of all owners of record and all beneficial owners of any class of your voting stock and must furnish the list to us upon request.

     C. A Franchise Owner which is a partnership must comply, except as otherwise approved in writing by us, with the following requirements throughout the term of this Agreement:

          1. You must furnish us with your partnership agreement as well as such other documents as we may reasonably request, and any other related amendments.
          2. You must prepare and furnish to us, upon request, a list of all general and limited partners in said partnership.

     D. Before your commencement of the Licensed Business, you (or, if you are a corporation or partnership, a principal of yours) and/or your designated manager, must complete, to our satisfaction, all pre-training responsibilities identified by us, including but not limited to, the procurement of suitable office space, equipment and supplies, telephone service and local market research as well as the initial training program offered by us. At our option, any persons subsequently employed by you in the position of manager must also complete to our satisfaction the initial training program. You, your designated manager, and other employees must also attend such refresher courses, seminars, and other training programs as we may reasonably require from time to time. At our sole discretion, based upon your quality of performance, you or your manager may be required to attend special training sessions, and may be assessed a training fee for such special training sessions. We will provide instructors and training materials for all required training programs; and you or your employees will be responsible for all other expenses incurred by you in connection with any training programs, including the cost of transportation, lodging, meals, and wages. The initial training program will be approximately three weeks in duration and will take place at our headquarters in Auburn, Maine, in an existing market of our choice or such other locations as we, in our sole discretion, may designate. By mutual agreement between us and you, initial training may be divided into two or more sessions and may be completed after you have commenced operations.

     E. You must use the Licensed Business premises solely for the operation of the Licensed Business; keep the business open and in normal operation for such minimum hours and days as we may from time to time specify in the Manual or as we may otherwise approve in writing (subject to local ordinances or lease restrictions, if any); and refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining our written consent.

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     F.   You must maintain the furniture, fixtures, computers, printers and other equipment in a high degree of repair, and condition; and must make such additions, alterations, repairs, and replacements (but no others without our prior written consent) as may be required for that purpose, including such periodic repainting, repairing, and replacing of obsolete signs, fixtures, and furnishings as we may reasonably direct.

     G. You must, at your own expense, comply with all applicable laws, ordinances, and regulations of municipal, county, state, or federal authority.

     H. You must maintain all premises and adjacent areas at your Approved Location in a clean and neat manner.

     I. At our request, which will not be more often than once every 5 years, you must refurbish the furniture, fixtures, computers, printers and other equipment at your expense, to conform to the trade dress, color schemes, and presentation of trademarks and service marks consistent with our then-current public image, including remodeling, redecoration, and modifications to existing improvements.

     J. You must operate the Licensed Business in strict conformity with such methods, standards, and specifications as we may from time to time prescribe in the Manual or otherwise in writing, to insure that the highest degree of quality and service is uniformly maintained. You agree:

          1. To actively promote and sell or refer any and all products and services authorized by us as part of the System.
          2. To maintain in sufficient supply, and use at all times, only such equipment, materials, supplies, and methods of service as conform to our standards and specifications; and to refrain from deviating by using non-conforming items or methods without our prior written consent;
          3. To purchase and install, at your expense, all fixtures, furnishings, signs, and equipment as we may reasonably direct from time to time in the Manual or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Licensed Business premises, without our prior written consent, any fixtures, furnishings, signs, equipment, or other improvements not previously approved as meeting our standards and specifications;
          4. To comply with all Disaster Recovery requirements including all hardware and software maintenance agreements as specified in the Manual; and
          5. To comply with all applicable federal, state, and local laws, rules, and regulations with respect to any employees.

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     K.   We will have the right to require that certain equipment, computers, computer software, fixtures, furnishings, blank checks, data processing supplies, signs, office supplies, and other products and materials required for the operation of the Licensed Business be purchased solely from suppliers (including manufacturers, distributors, and other sources), who demonstrate, to our continuing reasonable satisfaction, the ability to meet our then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply your needs promptly and reliably; and who have first been approved in writing by us and not disapproved. If you desire to purchase any item from an unapproved supplier, you must submit to us a written request for such approval, and have such supplier acknowledge in writing that you are an independent entity from us and that we are not liable for debts incurred by you. We will have the right to require that our representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, at our option, either to us or to an independent, certified laboratory designated by us for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by you or the supplier. We may also require that the supplier comply with such other reasonable requirements as we may deem appropriate, including payment of reasonable continuing inspection fees and administrative costs. We reserve the right, at our option, to re-inspect the facilities and products of any such approved supplier and to revoke our approval upon the supplier's failure to continue to meet any of our then-current criteria.

     L. You must grant us and our agents the right to enter upon the Licensed Business premises at any reasonable time to inspect, photograph, or videotape the premises, equipment, and operations to insure compliance with all requirements of this Agreement; cooperate with our representatives in such inspections by rendering such assistance as they may reasonably request; and, upon reasonable notice from us or our agents, and without limiting our other rights under this Agreement, take such steps as may be necessary to correct immediately the deficiencies detected during any such inspection, including immediately desisting from the further use of any equipment, advertising materials, products, or supplies that do not conform with our then-current specifications, standards, or requirements.

     M. You must not engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on your or our reputation, for that of the Advantage System, the Licensed Business, or the services offered thereat, or constitutes deceptive or unfair competition or otherwise is in violation of any applicable laws.

     N. You must arrange to use an answering machine, an answering service, a paging service and/or other message system, acceptable to us, to field and respond to business phone calls during normal business hours within 2 hours of the call being received.

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     O.   You must commit to having a fully staffed office during normal business hours by the time you are servicing 35 active clients.

     P. You must subscribe to an Internet Service Provider which offers standardized Internet protocols, and must be capable at all times (subject to circumstances beyond your control) of receiving and sending email.

     Q. During the first 6 months, you must comply, participate and otherwise conform with our Sales Management Program as outlined in the Manual.

     R. You must maintain a quality client retention rate of at least 90% during the term of this Agreement. If you fall below a quality client retention rate of 90% in any period of 4 successive calendar months, and fail to cure (as provided in Section XIII below), we may pursue the remedial action described in Section XIII below.

          As used in this Agreement, "quality client retention rate" means the percentage of your clients that you actually retain compared to the total number of clients that you reasonably could have retained, in our judgment, by providing them with sufficient quality service. We measure this rate by asking your former clients why they stopped doing business with you.

VI.  PROPRIETARY MARKS AND COMPUTER SOFTWARE
     ---------------------------------------

     A.   We represent with respect to the Proprietary Marks that:

          1.   We are the owner of the Proprietary Marks.
          2. We have taken and will take all steps reasonably necessary to preserve and protect the ownership and validity in and of the Proprietary Marks.
          3. We will permit you and other associates to use the Proprietary Marks only in accordance with the System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

     B. With respect to your licensed use of the Proprietary Marks pursuant to this Agreement, you agree that:

          1. You must use only the Proprietary Marks designated by us, and must use them only in the manner authorized and permitted by us.
          2. You must use the Proprietary Marks only for the operation of the Licensed Business and only at the approved location authorized, or in advertising for the business conducted at or from the approved location.

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          3.   Unless otherwise authorized or required by us, you must operate and advertise the Licensed Business only under the name "Advantage Payroll Services" without prefix or suffix.
          4. During the term of this Agreement and any renewal, you must identify yourself as the owner of the Licensed Business in conjunction with any use of the Proprietary Marks, including, but not limited to, on invoices, order forms, receipts, and contracts, as well as at such conspicuous locations on the premises of the Licensed Business as we may designate in writing. The form and content of such identification must comply with standards specified in the Manual.
          5. Your right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use will constitute an infringement of our rights.
          6. You must not use the Proprietary Marks to incur any obligation or indebtedness on our behalf.
          7. You must not use the Proprietary Marks as part of your corporate or other legal name.
          8. You must comply with our instructions in filing and maintaining requisite trade name or fictitious name registrations, and must execute any documents deemed necessary by us or our counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.
          9. In the event that litigation involving the Proprietary Marks is instituted or threatened against you, you must promptly notify us and must cooperate fully in defending or settling such litigation.

     C.   You expressly understand and acknowledge that:

          1. We are the exclusive owner of all right and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;
          2.   The Proprietary Marks are valid and serve to identify the System and those who are authorized to operate under the System.
          3.   You must not directly or indirectly contest the validity or our ownership of the Proprietary Marks.
          4. Your use of the Proprietary Marks pursuant to this Agreement does not give you any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.
          5. Any and all goodwill arising from your use of the Proprietary Marks in its licensed operation under the System will inure solely and exclusively to our benefit, and upon expiration or termination of this Agreement and the license granted, no monetary amount will be assigned as attributable to any goodwill associated with your use of the System or the Proprietary Marks.
          6. The right and license of the Proprietary Marks granted to you is nonexclusive, and thus we have and retain the rights, among others:

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               a.   To use the Proprietary Marks ourselves in connection with
                    selling products and services;
               b. To grant other licenses for the Proprietary Marks, in addition to those licenses already granted to existing Associates;
               c. To develop and establish other non-competing systems using the same or similar Proprietary Marks, or any other proprietary marks, and to grant licenses or licenses without providing any rights to you.

          7. We reserve the right to substitute different Proprietary Marks for use in identifying the System and the businesses if our currently owned Proprietary Marks no longer can be used, or if we, in our sole discretion, determine that substitution of different Proprietary Marks will be beneficial to the System.

     D. With respect to the proprietary computer software licensed to you pursuant to this Agreement (the "licensed software"), we represent that:

          1. We are the owner or licensee of all right, title and interest in and to the licensed software which is made available to you to enable your computer to perform electronic management information data collection and payroll services; and such other software programs as are now designated and may be designated in the future by us for use in connection with the System.
          2. We will permit you and your transferees to use the licensed software only so long as the nature and quality of the goods sold and services rendered under the licensed software meet such quality control standards and specifications as we may specify in writing from time to time.

     E.   With respect to your use of the licensed software, you agree that:

          1. Any and all goodwill arising from use of the licensed software by you and your transferees will inure exclusively to our benefit. You agree that during the term of this Agreement and after the expiration or termination of this Agreement, you will not directly or indirectly contest or aid in contesting the validity or ownership of the licensed software, or take any action whatsoever in derogation of our claimed rights therein.
          2. You must adopt and use the licensed software solely in connection with the operation of the business licensed.
          3. You must execute all documents requested by us or our counsel that are necessary to obtain protection of the licensed software or to maintain their continued validity or enforceability, and to take no action that would jeopardize the validity or enforceability thereof.

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     F.   You expressly understand and acknowledge that:

          1. The licensed software is integral and of the essence to this Agreement.
          2. You must at all times treat the licensed software, and the information contained therein, as confidential, and must use all reasonable efforts to maintain such information as secret and confidential.
          3. You must not at any time copy, duplicate, tamper with, record, or otherwise reproduce the licensed software, in whole or in part, except as directed by us in the Manual or otherwise in writing, nor otherwise make the same available to any unauthorized person.
          4. You further acknowledge that any failure to comply with the requirements of this Section will cause us irreparable injury, and you consent to the entry of an injunction against it to avoid such irreparable injury from transpiring, and further agree to pay all court costs and reasonable attorney's fees incurred by us in obtaining specific performance of, or an injunction against violation of, the requirements of this Section.

     VII. ASSOCIATE OPERATIONS MANUAL
          ---------------------------

          A. In order to protect our reputation and goodwill and to maintain high standards of operation under our Proprietary Marks, you must conduct your business in accordance with the Manual, one copy of which you acknowledge having received on loan from us for the term of this Agreement.

          B. You must at all times treat the Manual, any other manuals created for or approved for use in the operation of the Licensed Business, and the information contained in them, as confidential and must use all reasonable efforts to maintain such information as secret and confidential. You must not at any time copy, duplicate, record, or otherwise reproduce the confidential materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

          C. The Manual must at all times remain our sole property and must at all times be kept in a secure place on the Licensed Business premises.

          D. We may from time to time revise the contents of the Manual, and you expressly agree to comply with each new or changed standard.

          E. You must at all times insure that your copy of the Manual is kept current and up-to-date; and, in the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by us at our headquarters will be controlling.

VIII.CONFIDENTIAL INFORMATION
     ------------------------

     A. You must not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the business licensed hereunder which may be communicated to you or of which you may be apprised by virtue of your operation under the terms of this Agreement. You must divulge such confidential information only to such of your employees who must have access to it in order to operate the Licensed Business. Any and all information, knowledge, know-how, and techniques which we designate as confidential must be deemed confidential for purposes of this Agreement, except information which you can demonstrate came to your attention prior to disclosure by us; or which, at or after the time of disclosure by us to you, had become or later becomes a part of the public domain, through publication or communication by others.

     B. At our request, you must require your managers and any other personnel having access to any confidential information from us to execute covenants that they will maintain the confidentiality of information they receive in connection with their employment by you at the Licensed Business. Such covenants must be in a form satisfactory to us, including the specific identification of us as a third party beneficiary of such covenants with the independent right to enforce them.

     C. You acknowledge that any failure to comply with the requirements of this Section VIII. will cause us irreparable injury, and you agree to pay all court costs and reasonable attorney's fees we incur in obtaining specific performance of, or an injunction against violation of, the requirements of this Section VIII.

IX.  ACCOUNTING AND RECORDS
     ----------------------

     A. You must maintain during the term of this Agreement, and must preserve for at least 3 years from the dates of their preparation, full, complete, and accurate books, records, and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by us from time to time in the Manual or otherwise in writing.

     B. You must submit to us such weekly, monthly, quarterly, and annual financial and sales information relating to the Licensed Business, and such other data or information as we may require. We will specify the information required in the Manual.

     C. You must, upon our request and at your expense, provide us with a profit and loss statement and balance sheet, accompanied by a review report prepared by an independent certified public accountant we find satisfactory, within 90 days after the end of each fiscal year during the term of the Licensed Business, showing the results of operations of the Licensed Business during said fiscal year.

     D. You must also submit to us for review or auditing, such other forms, reports, records, information, and data as we may reasonably designate, in the form and at the times and places we reasonably require, upon request and as specified from time to time in the Manual or otherwise in writing.

     E. We or our designated agents will have the right, at all reasonable times, to examine and copy, at our expense, the books, records, and tax returns of the Licensed Business.

X.   ADVERTISING
     -----------

     Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

     A. All advertising and promotion by you in any manner or medium will be conducted in a dignified manner and must conform to such standards and requirements as are specified by us. You must submit to us (through the mail, return receipt requested), for our prior approval (except with respect to prices to be charged), samples of all advertising and promotional plans and materials that you desire to use and which have not been prepared or previously approved by us. If written disapproval is not received by you from us within 10 days of the date of our receipt of such samples or materials, we will be deemed to have given the required approval. You must display the Proprietary Marks in the manner we prescribe on all signs and all other advertising and promotional materials used in connection with the Licensed Business.

     B. You agree that we will have the right, in our sole discretion, to establish a fund for national advertising (referred to as the "National Fund") for the System. In the event that the National Fund is established, the parties agree that the National Fund will be maintained and administered by us, or our designee, as follows:

          1. We, or our designee will direct all advertising and/or promotional programs with sole discretion over the concepts, materials, and media used in the placement and allocation of such programs. You agree and acknowledge that the National Fund is intended to maximize general public recognition, acceptance, and the use of the Proprietary Marks for the benefit of all associates within the System, and that we or our designee are not obligated, in administering the National Fund, to ensure that any particular Associate benefits directly or pro rata from expenditures by the National Fund.
          2. As provided in Section IV.C, we will make contributions to the National Fund in an amount determined by us.
          3. The National Fund, including all contributions and any earnings, will be used exclusively to meet any and all costs of maintaining, administering, researching, directing, and preparing advertising and/or promotional activities (including, among other things, the cost of preparing and conducting television, radio, magazine, and newspaper advertising campaigns; direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; use of advertising agencies to assist therein; and promotional brochures and other marketing materials for Advantage licensed businesses operated under the System.)
          4. All contributions made by us to the National Fund will be maintained in an account separate from our other monies and will not be used to defray any of our expenses, except for such reasonable administrative costs and overhead as we may incur in activities reasonably related to the administration or direction of the National Fund and advertising programs for Associates and the System. The National Fund and its earning shall not otherwise inure to our benefit. We or our designee will maintain separate bookkeeping accounts for the National Fund.
          5. It is anticipated that all contributions to and earning of the National Fund will be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earning are received. If, however, excess amounts remain in the National Fund at the end of such taxable year, all expenditures in the following taxable year(s) will be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions.
          6. The National Fund is not and will not be an asset of our Company or our designees. A statement of the operations of the National Fund will be made available to you upon written request.
          7. Although the National Fund is intended to be of perpetual duration, we maintain the right to terminate the National Fund. The National Fund will not be terminated, however, until all monies in the National Fund have been expended for advertising and/or promotional purposes or returned to the general funds of the Company.

     C. You agree that we will have the right, in our discretion, to designate any geographical area (such as Areas of Dominant Influence ("ADI's"), as defined by Arbitron on an annual basis) for purposes of establishing a regional advertising cooperative (referred to as "Cooperative"). If a Cooperative has been established applicable to the Licensed Business at the time you commence operations, you must immediately become a member of such Cooperative and must execute an advertising cooperative agreement prepared by us. If a Cooperative applicable to the Licensed Business is established at any later time during the term of this Agreement, you must become a member of such Cooperative no later than 30 days after the date on which the Cooperative commences operation. In no event will you be required to be a member of more than one cooperative. The following provisions will apply to each Cooperative:

          1. Each Cooperative will be organized and governed in a form and manner, and will commence operation on a date, approved in advance by us in writing.

               a. Each Cooperative will be organized for the exclusive purpose of administering regional advertising programs and developing, subject to our approval, standardized promotional materials for use by members in local advertising.
               b. No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without our prior approval. All such plans and materials shall be submitted to us in accordance with the procedure specified in Section X.A.
               c. Each Cooperative will have the right to require its members to make contributions to the Cooperative in such amounts as are determined by the Cooperative; provided, however, that you will not be required to contribute to a Cooperative more than 5% of your monthly net receipts.
               d. You must submit to the Cooperative, no later than the 20th day of each month, for the preceding calendar month, your contribution as provided in Section X.C.1.c, together with such other statements or reports as may be required by us or by the Cooperative with our prior written approval.

          2. We, in our sole discretion, may grant to any Franchise Owner an exemption for any length of time from the requirement of membership in a Cooperative, upon written request of such Franchise Owner stating reasons supporting such exemption. Our decision concerning such request for exemption will be final.

     D. You will have the right to sell your products and offer services at any price you may determine, and will in no way be bound by any price which we may recommend or suggest.

XI.  INSURANCE
     ---------

     A. We do not require, but strongly recommend, that you maintain insurance. We recommend the following insurance be maintained by you at all times:

          1. Comprehensive general liability insurance, including personal injury, errors and omissions liability, completed operations, contractual liability, and products liability, as well as comprehensive automobile liability coverage for both owned and non-owned vehicles,
          2.   Property damage liability insurance.
          3. Fire, vandalism, and extended coverage insurance with primary and excess limits of not less than the full replacement value of the Licensed Business premises and its furniture, fixtures, and equipment.
          4. Employer's liability, workers' compensation, and such other insurance as may be required by statute or rule of the state or locality in which the Licensed Business is located and operated.

     B. In connection with any construction, renovation, refurbishment, or remodeling of the Licensed Business, you should consider requiring the general contractor to maintain with a reputable insurer comprehensive general liability insurance (with comprehensive automobile liability coverage for both owned and non-owned vehicles, builder's risk, private liability, and independent contractors coverage), and workers' compensation and employer's liability insurance as may be required by law.

     C. Your maintenance of insurance will not relieve you of liability under the indemnity provisions specified in Section XVII.C. of this Agreement.

XII. TRANSFER OF INTEREST
     --------------------

     A.   Transfer by Company:
          -------------------

     1. We will have the right to transfer or assign all or any part of our rights or obligations to any person or legal entity.

     B.   Transfer by Associate:
          ---------------------

          1. You understand and acknowledge that the rights and duties set forth in this Agreement are personal to you, and that we have granted this Agreement in reliance on your business skill, financial capacity, and personal character. Accordingly, neither you nor any immediate or remote successor to any part of your interest in this license or the Licensed Business or its clients, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in this license or the Licensed Business or its clients, shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any direct or indirect interest in this license or the Licensed Business or its clients (including any direct or indirect interest in a corporate or partnership Associate) without our prior written consent; provided, however, that we will not consent to any sale, assignment, transfer, conveyance, gift, pledge, mortgage, or other encumbrance of any direct or indirect interest to a competitor of the System as reasonably defined by us; but further provided, however, that our consent will not be required for a transfer of an interest in a publicly-held corporation. The term "publicly-held corporation" as used in this Agreement means a corporation registered under the Securities Exchange Act of 1934. Any purported assignment or transfer, by operation of law or otherwise, not having our written consent required by this Section XII.B.1. will be null and void and will constitute a material breach of this Agreement, for which we may then terminate without opportunity to cure pursuant to Section XIII.B.4. of this Agreement.

          2. We will not unreasonably withhold our consent to a transfer of any interest in this license or in the Licensed Business or its clients; provided, however, that if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest in the Licensed Business, we may, in our sole discretion, require any or all of the following as conditions of our approval:

               a. All of your accrued monetary obligations and all other outstanding obligations to us, our subsidiaries, and our affiliates must have been satisfied;
               b. You are not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between you and us, or our subsidiaries and affiliates;
               c. The transferor will have executed a general release under seal, in a form satisfactory to us, of any and all claims against us and our officers, directors, shareholders, and employees, in their corporate and individual capacities, including claims arising under federal, state, and local laws, rules, and ordinances;
               d. The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as we may request) must enter into a written assignment, under such seal and in a form satisfactory to us, assuming and agreeing to discharge all of your obligations under this Agreement;
               e. The transferee (or, if the transferee is a corporation or partnership, a principal of transferee) must demonstrate to our satisfaction that he meets our educational, managerial, and business standards; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the Licensed Business (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the business;
               f. The transferee (and, if the transferee is other than an individual, such owners of a beneficial interest in the transferee as we may request) must execute, for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form associate License Agreement then being offered to new System associates and such other ancillary agreements as we may require for the Licensed Business, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a schedule of higher fees, contributions, and charges withheld by us from gross receipts; provided, however, that the transferee will not be required to pay an initial license fee and that the Protected Territory provided for in this Agreement will remain the same;
               g. The transferee, at its expense, must upgrade the Licensed Business to conform to the then-current standards and specification of System and must complete the upgrading and other requirements within the time specified by us;
               h. You must remain liable for all of the obligations to us in connection with the Licensed Business prior to the effective date of the transfer and must execute any and all instruments reasonably requested by us to evidence such liability;
               i. At the transferee's expense, the transferee's manager(s) must complete any training programs then in effect for associates upon such terms and conditions as we may reasonably require;
               j. Except in the case of a transfer to a corporation formed for the convenience of ownership, you must pay a transfer fee of either $2,000.00 or 10% of the purchase price, as we may elect in our sole discretion.

          3. You must grant no security interest in any of the assets of the Licensed Business unless we have given our written approval and the secured party agrees that in the event of any default by you under any documents related to the security interest, We will have the right and option to be substituted as obligor to the secured party and to cure any of your defaults.

          4. You acknowledge and agree that each condition which must be met by the transferee is necessary to assure such transferee's full performance of the described obligations.

     C.   Transfer to Associate's Corporation:
          ------------------------------------

          In the event that the proposed transfer is to a corporation formed by you for the convenience of ownership, our consent to such transfer shall, in addition to the requirements specified in Sections XII.B.2.a. through j. inclusive of this Agreement, be conditioned upon the following requirements:

          1. You must be the owner of all the voting stock of the corporation; and, if the Franchise Owner is more than one individual, each individual must have the same proportionate ownership interest in the corporation as they had in the Franchise prior to the transfer;

          2. The transferee corporation must comply with all the terms and conditions specified in Section V.B. of this Agreement.

     D.   Right of First Refusal:
          -----------------------

          1. Any party holding any interest in this license or in the Licensed Business or its clients who desires to accept any bona fide offer from a third party to purchase such interest must notify us in writing of each such offer, and must provide such information and documentation relating to the offer as we may require. We will have the right and option, exercisable within 30 days after receipt of such written notification, to send written notice to the seller that we intend to purchase the seller's interest on the same terms and conditions offered by the third party. If we elect to purchase the seller's interest, we will use our best efforts to close on such purchase within 30 days from the date of notice to the seller of our election to purchase. Any material change in the terms of any offer before closing will constitute a new offer subject to the same rights of first refusal by us as in the case of an initial offer. Our failure to exercise the option afforded by this Section XII.D. will not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII., with respect to a proposed transfer.

          2. If the consideration, terms, and/or conditions offered by a third party are such that we may not reasonably be required to furnish the same consideration, terms, and/or conditions, then we may purchase the interest in the Licensed Business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser will be designated by us, and his determination will be binding.

     E.   Transfer Upon Death or Mental Incompetency:
          -------------------------------------------

          Upon the death or mental incompetency of any person with an interest in the license, the executor, administrator, or personal representative of such person must transfer within 6 months after such death or mental incompetency his interest to a third party approved by us. Such transfers, including transfers by devise or inheritance, will be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section XII., the personal representative of the deceased Franchise Owner will have a reasonable time to dispose of the deceased's interest in the license, which disposition will be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time, we may terminate this Agreement.

     F.   Non-Waiver of Claims:
          ---------------------

          Our consent to a transfer of any interest in the license granted will not constitute a waiver of any claims we may have against the transferring party, nor will it be deemed a waiver of our right to demand exact compliance with any of the terms of this Agreement by the transferee.

XIII. DEFAULT AND TERMINATION
      -----------------------

     A. You will be deemed to be in default under this Agreement, and all rights granted will automatically terminate without notice to you, if you become insolvent or make a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by you or against you and not opposed to by you; or if you are adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver or other custodian for your business or assets is filed and consented to by you; or if a receiver or other custodian (permanent or temporary) of your assets or property, or any part of, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against you; or if a final judgment remains unsatisfied or of record for 30 days or longer (unless supersedeas bond is filed); or if you are dissolved; or if execution is levied against your business or property; or if the real or personal property of your Service Center will be sold after levy by any sheriff, marshal, or constable.

     B. You will be deemed to be in default and we may, at our option, terminate this Agreement and all rights granted, without affording you any opportunity to cure the default and effective immediately upon receipt of notice by you (unless otherwise required by law), upon the occurrence of any of the following events:

          1. If you misappropriate any client or our payroll funds, fail to exercise prudent control of payroll checks handled by you, fail to give us notice of voided payroll checks, or use our signature stamp in any unauthorized fashion;

          2. If you at any time cease to operate or otherwise abandon the Licensed Business, or loses the right to possession of the premises, or otherwise forfeit the right to do or transact business in the jurisdiction where the Licensed Business is located; provided, however, that if any such loss of possession results from the governmental exercise of the power of eminent domain, or if, through no fault of yours, the premises are damaged or destroyed, then you will have 30 days after either such event in which to apply for our approval to relocate or reconstruct the premises, which approval will not be unreasonably withheld;

          3. If you (or, if Associate is a corporation or partnership, any principal of Associate) are convicted of a felony, a fraud, a crime involving moral turpitude, or any other crime or offense that we believe is reasonably likely to have an adverse effect on the System, the Proprietary Marks, and the associated goodwill;

          4. If you or any partner or shareholder in the franchised business purports to transfer any rights or obligations under this Agreement or any of your interest to any third party without our prior written consent, contrary to the terms of Section XII. of this Agreement;

          5. If you fail to comply with the in-term covenants in Section XV.B. or fail to obtain execution of the covenants required under
               Section VIII.B. or Section XV.I.;

          6. If you fail to attend and complete, to our satisfaction, the initial training program required by us, as described in Section V.D.;

          7. If, contrary to the terms of Sections VII. or VIII., you disclose or divulge the contents of the Manual or other confidential information provided to you by us;

          8. If an approved transfer is not effected within a reasonable time, as required by Section XII.E., following your death or mental incompetency;

          9. If you knowingly maintain false books or records, or submit any false reports to us;

          10. If you, after curing a default pursuant to Section XIII.C or XIII.D., commit the same act of default again;

          11. If you fail to execute and/or participate in an advertising cooperative agreement, as specified in Section X.E. of this Agreement, within 15 days after receipt of notice to participate; or

          12. If you knowingly fail to comply with the provisions of Section XVI.C.

          13. If you fail to comply with the minimum net new client requirement in Section I.E.

     C.   If you fail to maintain the quality client retention rate described in
          Section V.R, you will be in default of this Agreement and we will issue a written notice of termination to you. You may cure this default by achieving a quality client retention rate of at least 90% in each of the next 2 calendar months following your receipt of our notice of termination, or in such other manner as you and we may agree in writing. If you fail to cure this default as provided in this Section, this Agreement will terminate without further notice to you on the 1st day of the 3rd calendar month following your receipt of our notice of termination, or at such other time as you and we may agree in writing.

     D. Except as provided in Sections XIII.A., XIII.B and. XIII.C of this Agreement, you will have 30 days after your receipt from us of a written notice of termination within which to remedy any default (or, if the default cannot reasonably be cured within such 30 days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence to us. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement will terminate without further notice to you effective immediately upon expiration of the 30 day period or such longer period as applicable law may require. You will be in default for any failure to comply substantially with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by the Manual, or to carry out the terms of this Agreement in good faith. Such defaults include the occurrence of any of the following events:

          1. If you fail, refuse, or neglect promptly to submit the financial or other information required by us under this Agreement, or make any false statements in connection with the above information;

          2. If you fail to maintain any of the standards or procedures prescribed by us in this Agreement, the Manual, or otherwise in writing;

          3. If you fail, refuse, or neglect to obtain our prior written approval or consent as required by this Agreement;

          4. If you misuse or make any unauthorized use of the Proprietary Marks or otherwise materially impair the goodwill associated with our rights;

          5. If you engage in any business or market any service or product under a name or mark which, in our opinion, is confusingly similar to the Proprietary Marks; or

          6. If you, by act or omission, permit a continued violation in connection with the operation of the Licensed Business of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

     E. You may terminate this Agreement, with or without cause, effective immediately upon the submission of written notice by you to us.

XIV. OBLIGATIONS UPON TERMINATION OR EXPIRATION
     ------------------------------------------

     Upon termination or expiration of this Agreement, all rights granted to you will terminate, and:

     A. You must immediately cease to operate the business licensed under this Agreement, and must not thereafter, directly or indirectly, represent to the public or hold yourself out as our present or former Associate.

     B. You must immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the System; the Proprietary Mark "Advantage"; and all other Proprietary Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System. In particular, you must cease to use, without limitation, all signs, advertising materials, displays, stationery, forms, and any other articles which display the Proprietary Marks; provided, however, that this Section XIV.B. will not apply to the operation by you of any other license under the system which may be granted by us to you.

     C. You must take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "Advantage" or any of our other service marks or trademarks, and you must furnish us with this obligation within 30 days after termination or expiration of this Agreement.

     D. You must promptly and irrevocably assign and transfer all of your right, title, and interest in clients served by the Licensed Business. Upon such assignment and transfer, we will pay you on a continuing basis for a period ending 4 years following the termination or expiration, 25% of the "regular, ongoing data processing items" received by us during such four year time period; however, any discount given by you or any other payments to third-party endorsers will be deducted from the 25%. The term "regular, ongoing data processing items" means those revenues received by us as specified in the Schedule of Regular, Ongoing, Data Processing Items contained in Attachment C. Such payments will be based upon your clients at the time of the termination or expiration. The System policies for determining which clients are included in the post-termination payment program is set forth in Attachment D. The Schedule of Regular, Ongoing Data Processing Items which is set forth in Attachment C, and the policies set forth in Attachment D defining your clients may be changed in our discretion upon 30 days written notice to you. The parties agree that we will be required to make such payments only on the basis of regular, ongoing data processing items actually received by us, and will have no obligations whatsoever to you with respect to clients who terminate their relationship with us. The parties further agree that such payments shall expressly be conditioned on your compliance with the post termination covenants set forth in Section XV.C. of this Agreement. Payments described in this Section XIV.D. will be forwarded to the former Associate within 30 days after receipt of client revenues by us. We agree that such payments must be accompanied by a written statement of our receipt of regular, ongoing data processing items, and the computation of the former Franchise Owner's payment. If the former Franchise Owner has any question or objection to the computation, you must submit such question or objection within 10 days of receipt of payment. If no such written question or objection is received by us, the payment will be deemed accepted.

     E. You must, at our option, assign to us any interest which you have in any lease or sublease for the non-residential premises of the Licensed Business. If we do not elect to exercise our option to acquire the lease or sublease for the non-residential premises of the Licensed Business pursuant to Section XIV.D., you must make such modifications or alterations to the premises operated (including, without limitation, the changing of the telephone number and assigning the telephone number of the Licensed Business to us) immediately upon termination or expiration of this Agreement as may be necessary to prevent the operation of any business by itself or others in derogation of this Section XIV. and must make such specific additional changes as we may reasonably request for that purpose. If you fail or refuse to comply with the requirements of this Section XIV., we will have the right to enter upon the non-residential premises where the Licensed Business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of your, which expense you agree to pay upon demand.

     F. You agree, in the event you continue to operate or subsequently begin to operate any other business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute our rights in and to the Proprietary Marks, and further agree not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with us constituting unfair competition.

     G. You must promptly pay all sums owed to us and our subsidiaries and affiliates. In the event of termination for any default by you, such sums will include all damages, costs, and expenses, including reasonable attorney's fees, incurred by us as a result of the default, which obligation will give rise to and remain, until paid in full, a lien in favor of us against any and all of the personal property, furnishings, equipment, signs, fixtures, and inventory owned by you and on the premises operated hereunder at the time of default.

     H. You must pay to us all damages, costs, and expenses, including reasonable attorney's fees, incurred by us subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XIV.

     I. You must immediately deliver to us all manuals, including the Manual, records, files, instructions, correspondence; licensed computer software, computer program workbooks and manuals; and all materials related to operating the Licensed Business, including, without limitation, printed checks, signature stamps, brochures, agreements, disclosure statements invoices, and any and all other materials relating to the operation of the Licensed Business in your possession, and all copies thereof (all of which are acknowledged to be our property). You must retain no copy or record of any of the foregoing, except your copy of this Agreement and of any correspondence between the parties and any other documents which you reasonably need for compliance with any provision of law.

     J. Within 15 days from the date of termination, you and we shall arrange for an inventory to be made, at our cost, of all of your personal property, fixtures, equipment, and inventory, including any and all items bearing the Proprietary Marks, related to the operation of the Licensed Business. We will have the option, to be exercised within 30 days after termination or expiration, to purchase from you any or all such items at fair market value. If the parties cannot agree on fair market value within a reasonable time, an independent appraiser will be designated by us, and his determination will be binding. If we elect to exercise any option to purchase, we will have the right to set off all amounts due from you under this Agreement, and the cost of the appraisal, if any, against any payment.

     K. You must comply with the covenants contained in Section XV.C. of this Agreement.

XV.  COVENANTS
     ---------

     A. License covenants that during the term of this Agreement, except as otherwise approved in writing by us, you (or, if Associate is a corporation or partnership, a principal of Associate approved by us) must devote full time, energy, and best efforts to the management and operation of the Licensed

          Business and other licensed businesses established and operated by you under the System.

     B. You specifically acknowledge that, pursuant to this Agreement, you will receive valuable specialized training and confidential information, including, without limitation, information regarding our operational, sales, promotional and marketing methods and techniques and the System. You covenant that, during the term of this Agreement, except as otherwise approved in writing by us, you must not, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with any person, persons, or legal entity:

          1. Divert or attempt to divert any business or customer of the Licensed Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with our Proprietary Marks and the System.

          2. Employ or seek to employ any person who is at that time employed by us or by any of our other associates or developers, or otherwise directly or indirectly induce such person to leave his or her employment.

     C. You covenant that, except as otherwise approved in writing by us, you will not, during the term of this Agreement and for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for 4 years thereafter, either directly or indirectly for yourself, or through, on behalf of, or in conjunction with any person, persons, or legal entity, own, maintain, operate, engage in, be employed by, or have any interest in any payroll service business which features computerized, third party payroll services of the type offered at the Licensed Business and which is, or is intended to be, located within the Protected Territory or any other territory granted by us to an associate for use of the System.

     D. Section XV.C. will not apply to ownership by you of less than a 5% beneficial interest in the outstanding equity securities of any publicly-held corporation.

     E. The parties agree that each of the covenants will be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an un-appealed final decision to which we are a party, you expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section XV.

     F. You understand and acknowledge that we will have the right, in our sole discretion, to reduce the scope of any covenant specified in Sections XV.B. and XV.C. of this Agreement, or any portion thereof, without your consent, effective immediately upon receipt by you of written notice; and you agree that you will comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XX.

     G. You expressly agree that the existence of any claims you may have against us, whether or not arising from this Agreement, will not constitute a defense to the enforcement by us of the covenants in this
          Section XV. You agree to pay all costs and expenses (including reasonable attorney's fees) incurred by us in connection with the enforcement of this Section XV.

     H. You acknowledge that your violation of the terms of this Section XV. would result in irreparable injury to us for which no adequate remedy at law may be available, and you accordingly consent to an immediate cessation of the post termination payments described in Section XIV.D. and to the issuance of an injunction prohibiting any conduct by you in violation of the terms of this Section XV.

     I. At our request, you must require and obtain execution of covenants similar to those set forth in this Section XV. (including covenants applicable upon the termination of a person's relationship with you) from any or all of the following persons: (1) All of your principals (if you are a corporation or partnership), all your managers, and any other personnel employed by you who have received or will receive training from us; (2) all officers, directors, and holders of a beneficial interest of 5% or more of the securities of the Licensed Business, and of any corporation directly or indirectly controlling the Franchised Business, if you are a corporation; and (3) the general partners and any limited partners (including any corporation, and the officers, directors, and holders of a beneficial interest of 5% or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner), if you are a partnership. Every covenant required by this Section XV.I. shall be in a form satisfactory to us, including, without limitation, specific identification of us as a third party beneficiary of such covenants with the independent right to enforce them. Failure by you to obtain execution of a covenant required by this Section XV.I. shall constitute a default under Section XIII.B.5.

XVI. TAXES, PERMITS, AND INDEBTEDNESS
     --------------------------------

     A. You must promptly pay when due all taxes levied or assessed, including, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by you in the conduct of the business licensed under this Agreement. You must pay to us an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax, or similar tax) imposed on us with respect to any payments to us required under this Agreement, unless the tax is credited against income tax otherwise payable by us.

     B. In the event of any bona fide dispute as to your liability for taxes assessed or other indebtedness, you may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event will you permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Licensed Business, or any improvements thereon.

     C. You must comply with all federal, state, and local laws, rules and regulations, and will timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the business licensed under this Agreement, including, without limitation, licenses to do business, fictitious name registrations, sale tax permits, and fire clearances.

     D. You must notify us in writing within 5 days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Licensed Business.

XVII. INDEPENDENT CONTRACTOR AND INDEMNIFICATION
      ------------------------------------------

     A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that you must be an independent contractor; and that nothing in this agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     B. During the term of this Agreement and any extensions hereof, you must hold yourself out to the public as an independent contractor operating the business pursuant to a license from us. You agree to take such action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the licensed premises, the content and form of which we reserve the right to specify.

     C. It is understood and agreed that nothing in this Agreement authorizes you to make any contract, agreement, warranty, or representation on our behalf, or to incur any debt or other obligation in our name; and that we will in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor will we be liable by reason of any of your acts or omissions in your conduct of the Licensed Business or for any claim or judgment arising therefrom against you or us. You must indemnify and hold us, and our officers, directors, and employees, harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with your operation of the Licensed Business, as well as the costs, including attorney's fees, of defending against them.

XVIII. APPROVALS AND WAIVERS
       ---------------------

     A. Whenever this Agreement requires our prior approval or consent, you must make a timely written request to us, and such approval or consent must be obtained in writing.

     B. We make no warranties or guarantees upon which you may rely, and assume no liability or obligation to you, by providing any waiver, approval, consent, or suggestion to you in connection with this consent, or by reason of any neglect, delay, or denial of any request therefor.

     C. No failure of ours to exercise any power reserved to us in this Agreement, or to insist upon compliance by you with any obligation or condition in this agreement, and no custom or practice of the parties at variance with the terms hereof, will constitute a waiver of our rights to demand exact compliance with any of the terms of this Agreement. Waiver by us of any particular default will not affect or impair our right with respect to any subsequent default of the same or of a different nature; nor will any delay, forbearance, or omission by us to exercise any power or right arising out of any breach or default by you of any of the terms, provisions, or covenants of this Agreement affect or impair our rights; nor shall such constitute a waiver by us of any rights hereunder or rights to declare any subsequent breach or default.

XIX. NOTICES
     -------

          Any and all notices required or permitted under this Agreement must be in writing and must be personally delivered or mailed by certified or registered mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

          Notices to Company:          Advantage Payroll Services, Inc.
                                       P.O. Box 1330
                                       126 Merrow Road
                                       Auburn, Maine 04211-1330


          Notices to Associate:        _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

     Any notice by certified or registered mail shall be deemed to have been given at the date and time of receipt.

XX.  ENTIRE AGREEMENT
     ----------------

     This Agreement, the documents, and the attachments, constitute the entire, full, and complete Agreement between us and you concerning the subject matter, and supersede all prior agreements. Except for those permitted to be made unilaterally by us, no amendment, change, or variance from this Agreement will be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XXI. SEVERABILITY AND CONSTRUCTION
     -----------------------------

     A. Except as expressly provided to the contrary, each portion, section, part, term and/or provision of this Agreement will be considered severable; and if, for any reason, a portion, section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties; and said invalid portions, sections, parts, and/or provisions will be deemed not to be a part of this Agreement.

     B. Except as expressly provided to the contrary, nothing in this Agreement is intended, nor will be deemed, to confer upon any person or legal entity other than you, us, our officers, directors, and employees, and such of your and our respective successors and assigns as may be contemplated (and, as to you, permitted) by Section XII. hereof, any rights or remedies under or by reason of this Agreement.

     C. You expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which we are is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

     D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     E. All references to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable; and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by you will be deemed jointly and severally undertaken by all those executing this Agreement on your behalf.

     F. This Agreement may be executed in several parts, and each copy so executed will be deemed an original.

XXII. APPLICABLE LAW
      --------------

     A. This Agreement takes effect upon its acceptance and execution by us in Maine, and will be interpreted and construed under the laws thereof, which laws will prevail in the event of any conflict of law; provided, however, that if any of the provisions of this Agreement would not be enforceable under the laws of Maine, then such provisions will be interpreted and construed under the laws of the state in which the premises of the Licensed Business are located. Any grievance, breach, or alleged breach of this Agreement must be brought within one year of the date of the breach or the party forfeits the right to do so.

     B. The parties agree that any action brought by either party against the other in any court, whether federal or state, will be brought within the State of Maine in the United States District Court, Portland, Maine, or the Maine District Court, Lewiston, Maine, and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     C. No right or remedy conferred upon or reserved to us or you by this Agreement is intended to be, nor will be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

     D. Nothing herein contained will bar our right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XXIII. ACKNOWLEDGMENTS
       ---------------

     A. You acknowledge that you have conducted an independent investigation of the Licensed Business, and recognize that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon your ability as an independent businessman. We expressly disclaim the making of, and you acknowledge that you have not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     B. You acknowledge that you received a copy of the complete Advantage Payroll Services, Inc. License Agreement, the Attachments thereto, and agreements relating thereto, if any, at least 10 business days prior to the date on which this Agreement was executed. You further acknowledge that you received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least 10 business days prior to the date on which this Agreement was executed.

     C. You acknowledge that you have read and understood this Agreement, the Attachments hereto, and any agreements relating thereto, and that we have accorded you ample time and opportunity to consult with advisors of your own choosing about the potential benefits and risks of entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

                             ADVANTAGE PAYROLL SERVICES, INC.
                             --------------------------------


------------------------     ---------------------------------------------------
Witness                      Title:
                                    --------------------------------------------

                             ASSOCIATE
                             ---------

------------------------     ---------------------------------------------------
Witness

------------------------     ---------------------------------------------------
Witness

     Each of the undersigned owns a beneficial interest in Associate; each has read this Agreement; and each agrees to be bound, jointly and severally, by all obligations of Associate hereunder.

------------------------     ---------------------------------------------------
Witness

------------------------     ---------------------------------------------------
Witness

------------------------     ---------------------------------------------------
Witness

                                  ATTACHMENT A

                        ADVANTAGE PAYROLL SERVICES, INC.
                           ASSOCIATE LICENSE AGREEMENT

     As provided in Section I.C. of the Associate License Agreement, the following area shall be the Protected Territory:

                                  ATTACHMENT B

                        ADVANTAGE PAYROLL SERVICES, INC.
                           ASSOCIATE LICENSE AGREEMENT

                                 PROMISSORY NOTE
                                 ---------------
$                                                           Date
 ------------------                                              ---------------


     FOR VALUE RECEIVED, the undersigned, __________________, hereby promises to pay to ADVANTAGE PAYROLL SERVICES, INC., of Auburn, Maine, or order, the sum of ________ dollars (_______), with interest on the balance from time to time outstanding at the rate of ten percent (10%) per annum, payable in the following manner:

     Interest shall accrue through the anniversary date of this note, following which the sum ___________ of dollars ($________) shall be amortized by payment of ________ (______) equal monthly payments of principal and interest of __________ dollars ($______) commencing on the date that is thirteen months from the date of this note and continuing on the same date of each succeeding month until paid in full. Payments will be first applied to interest with the remaining balance to principal.

     At the option of the holder of this note, any default by the maker in the timely payment of any installment hereunder shall be a default of the whole, and the holder may accelerate this note and demand immediate payment of all sums due. In addition to all other sums due hereunder, the maker also agrees to pay all costs and expense, including reasonable attorney fees, incurred by the holder in connection with collection and enforcement or attempted collection and enforcement of this note. Holder shall, in addition to all other available remedies, have the right to set off any amount due hereunder against payments owed to Maker pursuant to Maker's contract with holder. Maker hereby waives presentment, protest, notice of dishonor, and all other notices with respect to this note.

     Dated this        day of                                    , 20    .
                ------        -----------------------------------    ----




Signed:                                                         Date:
       -------------------------------------------------        ----------------

                                  ATTACHMENT C

                        ADVANTAGE PAYROLL SERVICES, INC.
                           ASSOCIATE LICENSE AGREEMENT

     The schedule of "Regular, Ongoing Data Processing Items" on which all post termination payments are to be made pursuant to Section XIV.D. of the Associate License Agreement is as follows:

     I. The following items are included in "Regular, Ongoing Data Processing Items":

          Base per pay period
          Check fees
          New hires
          Changes
          W-2 forms
          Sick time accrual
          Vacation time accrual
          Sick/Vacation time report
          Rate review report
          Special presentation sheet with tips
          Tip allocations
          Labor costing
          Special runs
          Non-weekly processing
          100% of all normal conversions fees (not problem resolutions billed on a time and material basis) will be paid to you.

     II. The following items are not included in "Regular, Ongoing Data Processing Items":

           B.A.C. charges
           Stop payments
           Manual checks
           Delivery fees
           Problem resolution billed on a time and material basis
           Other services

                                  ATTACHMENT D

                        ADVANTAGE PAYROLL SERVICES, INC.
                           ASSOCIATE LICENSE AGREEMENT

     The following system wide policies shall govern all questions regarding existing clients, client successors, client mergers, and client divisions:

     I. Any existing client of ours or yours in your territory will remain our client so long as service is not interrupted for a period of more than one year.

     II. The successor of an existing Company or Associate client will remain a client of ours or yours so long as service is not interrupted for a period of more than thirty days. We or you, at our or your discretion, grant permission to others to sell and set up the successor of a client prior to the thirty day lapse in service. The new client will then be a client of yours or ours, as the case may be, for post-termination payment purposes.

     III. If a client is acquired by or merges with another client, the surviving company will continue to be processed in the same manner with no change in client status. We reserve the right to make the final decision regarding which company is deemed the surviving company, should it be necessary.

     IV. When an existing client of ours acquires a controlling interest in another (new or existing) non-client corporation, we shall have thirty days in which to initiate processing and thus establish a Company-client status. The same thirty days will be allowed if your client acquires another corporation.

     V. When an existing client acquires a controlling interest in another corporation (new or existing) which is already its client and will continue to do business as a separate corporation with a separate federal ID number, the acquired corporation shall continue as our or your client, as the case may be.

     VI. If a client opens a new division in another territory, the client status of that corporation shall remain unchanged.

     VII. Situations not addressed by the above policies will be decided on an individual basis through negotiation between us and one or more associates.